SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2005

FREZER, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51336	20-2777600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 University Avenue Suite 40  San Diego, CA          92103

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(Address of principal executive offices)             (zip code)

Registrant's telephone number, including area code -   (619) 702-1404

N/A

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(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

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This 8-K Amendment is being filed to correct a typographical error that appeared in Frezer’s 8-K dated November 14, 2005 in the text below, which erroneously reported the aggregate purchase price and net proceeds of the private placement as $247,000 and not $247,500. The text should be and read as follows

ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES

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On November 10, 2005, we, Frezer Inc., closed (the "Closing") the sale of1,650,000 restricted shares (the "Shares") of our common stock, par value $0.001 per share (the "Common Stock"), at an aggregate purchase price of $247,500 to two purchasers, both of whom are “accredited investors” as “accredited investor” is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (“Securities Act”).

The net proceeds of the sale, which were  $247,500, will be utilized for general working capital purposes. We estimate that these net proceeds will not be sufficient to fulfill our capital needs through December 31, 2006.

No underwriters were retained to serve as placement agents for the sale. The Shares were sold directly through the management of the Company. No commission or other consideration was paid in connection with the sale of the Shares

The offer and sale of the Shares was exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the offer and sale of the Shares, including the representations and warranties made by the purchasers and the fact that restrictive legends were placed on, and stop transfer orders placed against, the certificates for the Shares.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FREZER, INC.

By:/s/ David Koos

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David Koos

Chief Executive Officer

Dated:  December 19, 2005

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